EXHIBIT 23
                              ARTHUR ANDERSON LLP
              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report incorporated by reference in this Form 10K of Seacoast banking Corporation of Florida, into the Company's previously filed registration statements on Form S-8 (File nos. 33-61925, 33-46501, 33-25267 and 33-22846).

/s/ Arthur Anderson LLP
ARTHUR ANDERSON LLP

Miami, Florida
March 27, 1998